Exhibit 99.1

Contact: D. Michael Jones, President and CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Announces Third Quarter Results

Walla Walla, WA – October 20, 2009 - Banner Corporation (NASDAQ GMS: BANR), the parent company of Banner Bank and Islanders Bank, today reported that it had a net loss of $6.4 million for the third quarter ended September 30, 2009, compared to a net loss of $991,000 for the third quarter of 2008.  The current quarter’s results include a $25.0 million provision for loan losses and a $4.6 million net gain from the valuation of financial instruments carried at fair value.  For the nine-month period ended September 30, 2009, Banner reported a net loss of $32.2 million compared to a net loss of $49.5 million for the nine months ended September 30, 2008.  The nine month results for 2008 included a $50.0 million goodwill impairment charge.

In the fourth quarter a year ago, Banner issued $124 million of senior preferred stock to the U.S. Treasury as a participant in the Treasury’s Capital Purchase Program.  In the quarter ended September 30, 2009, Banner paid a $1.6 million dividend on this preferred stock and accrued $373,000 for related discount accretion.  Including the preferred stock dividend and related accretion, the net loss to common shareholders was $8.4 million, or $0.44 per diluted share, for the third quarter, compared to a net loss of $991,000, or $0.06 per diluted share, for the third quarter a year ago.  Year-to-date, the net loss to common shareholders was $38.0 million, or $2.11 per diluted share, compared to a net loss of $49.5 million, or $3.09 per diluted share for the first nine months of 2008.

“Similar to recent quarters, our provision for loan losses during the third quarter reflects continued material levels of non-performing loans and net charge-offs, particularly for loans for the construction of one-to-four family homes and for acquisition and development of land for residential properties,” said D. Michael Jones, President and CEO.  “However, while there is still much work to be accomplished, we are encouraged by the further reduction in our exposure to residential construction loans during the quarter and the slowdown in the surfacing of new problem assets.  By contrast to construction and development loans, the non-housing related segments of our loan portfolio have continued to perform as expected with only normal levels of credit problems given the serious economic slowdown.”

“Retail deposit growth was a highlight again in the third quarter as we continued to replace public and brokered funds with attractively priced core deposits which will continue to strengthen our commercial banking franchise,” Jones continued.  “Also notable in the quarter was strong mortgage banking revenues as exceptionally low interest rates resulted in continued refinancing opportunities for many of our customers, and lower home prices and first-time buyer incentives led to solid purchase financing activities.  Continuing its earlier success, our Great Northwest Home Rush promotion contributed to additional home sales.  Through the date of this announcement our builders have accepted purchase offers on 361 of the 617 homes listed under this program, with 289 of those sales having closed through September 30, 2009.”

Credit Quality

“In addition to the weakness in the residential construction market, property values exhibited further declines, particularly for land and developed building lots, resulting in additional charge-offs and impairment reserves,” said Jones.  “As a result, our provision for loan losses for the quarter ended September 30, 2009, while significantly less than in the immediately preceding quarter, was in excess of our normal expectations.  Although property values have declined, sales of finished homes have improved, our reserve levels are substantial, and both our impairment analysis and charge-off actions reflect current appraisals and valuation estimates as well as recent regulatory examination results.  Unfortunately, with respect to land and lot loans, those appraisals generally reflect a very limited number of sales which frequently involve distressed transactions and assume in many cases that market recoveries will be protracted, resulting in disappointingly low and uncertain valuation estimates which required further loss provisioning.  We remain hopeful that the final resolution of many of these loans will reflect better than currently recognized values and we are confident that we have the capital and human resources necessary to manage the collection of problem assets in the current economic environment.”

Banner recorded a $25.0 million provision for loan losses in the third quarter, compared to $45.0 million in the preceding quarter and $8.0 million in the third quarter of 2008.  For the first nine months of the year, the provision for loan losses was $92.0 million compared to $29.5 million for the first nine months of 2008.  The allowance for loan losses at September 30, 2009 was $95.2 million, representing 2.44% of total loans outstanding.  Non-performing loans totaled $243.3 million at September 30, 2009, compared to $225.1 million in the preceding quarter and $119.4 million at September 30, 2008.  In addition, Banner’s real estate owned and repossessed assets totaled $53.8 million at September 30, 2009, compared to $57.2 million three months earlier and $10.2 million at September 30, 2008.  Banner’s net charge-offs in the quarter ended September 30, 2009 totaled $20.5 million, or 0.53% of average loans outstanding and year-to-date net charge-offs were $72.0 million, or 1.83% of average loans outstanding.

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BANR-Third Quarter 2009 Results
October 20, 2009

At September 30, 2009, the geographic distribution of our construction and land development loans, including residential and commercial properties, is approximately 33% in the greater Puget Sound market, 37% in the greater Portland, Oregon market, and 8% in the greater Boise, Idaho market, with the remaining 22% distributed in various eastern Washington, eastern Oregon and northern Idaho markets served by Banner Bank.  One-to-four family residential construction and related lot and land loans represent 16% of the total loan portfolio and 73% of non-performing assets.  The geographic distribution of non-performing construction, land and land development loans and real estate owned included approximately $110 million, or 44%, in the Puget Sound region, $84 million, or 34%, in the greater Portland market area and $27 million, or 11%, in the greater Boise market area.

Income Statement Review

Banner’s net interest margin was 3.30% for the third quarter, compared to 3.24% in the preceding quarter and 3.45% for the third quarter a year ago.  Funding costs decreased 18 basis points compared to the previous quarter and decreased 67 basis points from the same quarter a year earlier, while asset yields decreased eight basis points from the prior linked quarter and 82 basis points from the third quarter a year ago, all reflecting the much lower interest rate environment.  For the first nine months of 2009, the net interest margin was 3.27% compared to 3.52% for the first nine months of 2008.

“Funding costs continued to decline, which allowed our net interest margin to expand modestly despite the drag on earnings from the still high level of non-performing assets,” said Jones.  Non-accruing loans reduced the margin by approximately 42 basis points in this year’s third quarter compared to approximately 45 basis points in the immediately preceding quarter of 2009 and approximately 24 basis points in the third quarter of 2008.

For the third quarter of 2009, net interest income before the provision for loan losses was $36.4 million, compared to $34.9 million in the preceding quarter and $37.6 million in the third quarter a year ago.  In the first nine months of 2009, net interest income before the provision for loan losses was $106.2 million compared to $112.0 million in the first nine months of 2008.  Revenues from core operations* (net interest income before the provision for loan losses plus total other operating income excluding fair value adjustments) were $45.2 million in the third quarter of 2009, compared to $43.9 million in the second quarter of 2009 and $45.7 million for the third quarter a year ago.  Revenues from core operations for the first nine months of 2009 were $131.9 million, compared to $135.4 million for the same period of 2008.

Banner’s results for the quarter included a net gain of $4.6 million ($3.0 million after tax), compared to a net loss of $6.1 million ($3.9 million after tax) in the third quarter a year ago, for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value in accordance with the adoption of Statement of Financial Accounting Standards (SFAS) Nos. 157 and 159.  The fair value adjustments in the current quarter predominantly reflect changes in the valuation of trust preferred securities, including pooled trust preferred securities, and junior subordinated debentures, both owned and issued by the Company.

Total other operating income, which includes the changes in the valuation of financial instruments noted above, was $13.4 million in the third quarter, compared to $20.0 million in the preceding quarter and $2.0 million for the same quarter a year ago.  For the first nine months of 2009, total other operating income was $38.1 million, compared to $18.9 million in the same period in 2008.  Total other operating income from core operations* (excluding fair value adjustments) for the current quarter was $8.8 million, compared to $8.9 million in the preceding quarter and $8.1 million for the same quarter a year ago.  For the first nine months of 2009, total other operating income from core operations increased 9% to $25.6 million, compared to $23.4 million in the first nine months of 2008.  Income from deposit fees and other service charges increased to $5.7 million in the third quarter of 2009, compared to $5.4 million for the preceding quarter; however, reflecting the reduction in customer transaction volumes in the current economic environment, fees were slightly less than the $5.8 million recorded in the third quarter a year ago despite growth in the number of accounts.  Income from mortgage banking operations decreased to $2.1 million in the third quarter compared to $2.9 million in the preceding quarter, but was up substantially from the $1.5 million recorded in the third quarter a year ago.

“The soft economy continued to adversely affect our payment processing business compared to a year ago as activity levels for deposit customers, cardholders and merchants remained subdued; however, we are pleased with the year-over-year growth in our customer base and encouraged by the continuing improvement in activity compared to the very low levels we experienced earlier this year,” said Jones.  “We are also pleased that our mortgage banking revenues remained strong and substantially above the levels reported a year ago.  Although not as significant as in the first two quarters of the year, the high level of refinancing activity again resulted in accelerated termination of mortgage servicing rights as reflected in the impairment of loan servicing revenues in the third quarter.  Amortization and write-off of mortgage servicing rights totaled $415,000 for the third quarter of 2009, compared to $912,000 and $559,000, respectively, in the first and second quarters of this year and $176,000 in the third quarter a year ago.”

“We had another good quarter of managing controllable operating expenses; however, collection and legal costs, including charges related to acquired real estate, remained high,” said Jones.  “Compensation, occupancy and other manageable operating expenses have shown steady reductions over the past twelve months as we have made significant progress in improving our core operating efficiency.

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BANR-Third Quarter 2009 Results
October 20, 2009

Unfortunately, compared to a year ago FDIC insurance expense has increased substantially and offset much of this improvement.  FDIC insurance charges were $2.2 million and $7.8 million, respectively, for the quarter and nine months ended September 30, 2009, compared to $701,000 and $1.7 million, respectively, for the quarter and nine months ended September 30, 2008.  In addition, expenses associated with acquired real estate increased to $2.8 million for the quarter and $5.2 million for the nine months ended September 30, 2009, compared to $758,000 and $1.6 million, respectively, for the same quarter and nine-month period a year earlier.  We anticipate collection costs and FDIC insurance premiums will continue to be above historical levels for a number of future quarters.”

Total other operating expenses from core operations* (non-interest expenses excluding the goodwill write-off that occurred during the quarter ended June 30, 2008) were $36.6 million in the third quarter, compared to $36.9 million in the preceding quarter and $34.0 million in the third quarter a year ago.  For the first nine months of the year, other operating expenses from core operations were $107.3 million compared to $102.9 million in the first nine months of 2008.  Operating expenses from core operations as a percentage of average assets was 3.17% in the third quarter of 2009, compared to 3.27% in the preceding quarter and 2.91% in the third quarter a year ago.

*Earnings information excluding the goodwill impairment charge and fair value adjustments (alternately referred to as total other operating income from core operations, total other operating expenses from core operations, revenues from core operations, or operating expenses from core operations) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s core operations reflected in the current quarter’s and year-to-date’s results.  Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

Balance Sheet Review

Net loans were $3.80 billion at September 30, 2009, compared to $3.94 billion a year earlier.  Total assets were $4.79 billion at September 30, 2009, compared to $4.65 billion a year earlier.

“In the third quarter of 2009, commercial and multifamily real estate loan balances increased by $19.6 million while commercial business loans were essentially unchanged compared to the prior quarter end.  In addition, agricultural loans experienced an expected seasonal increase of $10.3 million and one-to-four family residential loans increased by $23.4 million,” said Jones.  “However, the continued reductions in construction and land development loans resulted in a modest decrease in total loan balances compared to the prior quarter end.  Although still slower than historical levels, home sales have improved, contributing to a $205 million reduction in our portfolio of one-to-four family construction loans over the past twelve months, including a $60.0 million decrease in the most recent quarter.  As a result, at September 30, 2009 our one-to-four family construction loans totaled $277 million, a decline of $378 million from their peak quarter-end balance of $655 million at June 30, 2007.

Total deposits were $3.86 billion at September 30, 2009, compared to $3.75 billion at the end of the preceding quarter and $3.79 billion a year ago.  Non-interest-bearing accounts increased by nearly $39 million during the quarter to $546 million at September 30, 2009, compared to $508 million at June 30, 2009 and $522 million a year ago.  Interest-bearing accounts increased by $73 million in the third quarter of 2009 and at quarter end exceeded the year earlier balances by $45 million despite the substantial decrease in public funds and brokered deposits.

“Our retail deposit franchise had another strong quarter and we have now more than replaced all of the public funds and brokered deposits that we have chosen to run off,” said Jones.  “Over the past twelve months, we have allowed $253 million in public funds to run off as the new higher collateralization requirements and the shared risk exposure under the Washington and Oregon State requirements have made retaining those deposits less desirable than in the past.  In addition, although brokered deposits have never been an important component of our funding, we have reduced brokered deposits by $58 million over the same twelve-month period.  We are pleased that we were able to produce this retail deposit growth while also significantly reducing our overall cost of deposits, including another 20 basis point decrease during the third quarter.  This strong retail deposit growth, especially in the third quarter, has allowed us to steadily build our short-term liquidity, a key operating goal, and lower our loan-to-deposits ratio towards our long-term goal of 95%.”

 “Despite the challenging operating environment, Banner Corporation and its subsidiary banks continue to maintain capital levels significantly in excess of the requirements to be categorized as ‘well-capitalized’ under applicable regulatory standards,” said Jones.  Banner Corporation’s Tier 1 leverage capital to average assets ratio was 9.66% and its total capital to risk-weighted assets ratio was 12.54% at September 30, 2009.

Tangible stockholders’ equity at September 30, 2009 was $395.2 million, including $117.0 million attributable to preferred stock, compared to $301.4 million a year ago.  Tangible common stockholders’ equity was $278.2 million at September 30, 2009, or 5.82% of tangible assets, compared to $301.4 million, or 6.60% of tangible assets a year earlier.  Tangible book value per common share was $14.13 at quarter-end, compared to $18.01 a year earlier.  At September 30, 2009, Banner had 19.7 million shares outstanding, while it had 16.7 million shares outstanding a year ago.

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BANR-Third Quarter 2009 Results
October 20, 2009

“A frequently asked question about us is the date of our bank regulatory examinations.  A regularly scheduled regulatory examination of Banner Bank, our lead bank, was conducted in the late third quarter of 2009.  We have not yet received a written report of that examination but have had the normal field examiner exit conference and have incorporated the financial-related results of that conference in our third quarter financial results,” concluded Jones.

Conference Call

Banner will host a conference call on Wednesday, October 21, 2009, at 8:00 a.m. PDT, to discuss third quarter 2009 results.  The conference call can be accessed live by telephone at 480-629-9723 using access code 4171247 to participate in the call.  To listen to the call online, go to the Company’s website at www.bannerbank.com.  A replay will be available for a week at (303) 590-3030, using access code 4171247.

About the Company

Banner Corporation is a $4.8 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas; results of examinations of us by the Board of Governors of the Federal Reserve System and our bank subsidiaries by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses or to write-down assets; fluctuations in agricultural commodity prices, crop yields and weather conditions; our ability to control operating costs and expenses; our ability to implement our branch expansion strategy; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we have acquired or may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; legislative or regulatory changes that adversely affect our business; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; our ability to pay dividends; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board; war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services and other risks detailed in Banner’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

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BANR-Third Quarter 2009 Results
October 20, 2009

RESULTS OF OPERATIONS	Quarters Ended			Nine Months Ended
(in thousands except shares and per share data)	Sep 30, 2009	Jun 30, 2009	Sep 30, 2008	Sep 30, 2009	Sep 30, 2008

INTEREST INCOME:
Loans receivable	$56,175	$55,500	$64,181	$168,022	$196,348
Mortgage-backed securities	1,422	1,569	1,040	4,792	3,280
Securities and cash equivalents	1,976	2,089	2,786	6,248	8,374
	59,573	59,158	68,007	179,062	208,002

INTEREST EXPENSE:
Deposits	20,818	21,638	26,818	65,548	84,446
Federal Home Loan Bank advances	630	675	1,160	2,025	4,310
Other borrowings	655	671	734	1,553	1,874
Junior subordinated debentures	1,118	1,249	1,669	3,700	5,399
	23,221	24,233	30,381	72,826	96,029
Net interest income before provision for loan losses	36,352	34,925	37,626	106,236	111,973

PROVISION FOR LOAN LOSSES	25,000	45,000	8,000	92,000	29,500
Net interest income (loss)	11,352	(10,075)	29,626	14,236	82,473

OTHER OPERATING INCOME:
Deposit fees and other service charges	5,705	5,408	5,770	16,049	16,277
Mortgage banking operations	2,065	2,860	1,500	7,640	4,694
Loan servicing fees	282	248	536	260	1,485
Miscellaneous	768	412	286	1,700	980
	8,820	8,928	8,092	25,649	23,436
Increase (Decrease) in valuation of financial instruments carried at fair value	4,633	11,049	(6,056)	12,429	(4,584)
Total other operating income	13,453	19,977	2,036	38,078	18,852

OTHER OPERATING EXPENSE:
Salary and employee benefits	17,379	17,528	18,241	52,508	57,623
Less capitalized loan origination costs	(2,060)	(2,834)	(2,040)	(7,010)	(7,009)
Occupancy and equipment	5,715	5,928	5,956	17,697	17,813
Information / computer data services	1,551	1,599	1,560	4,684	5,389
Payment and card processing services	1,778	1,555	1,913	4,786	5,212
Professional services	1,456	1,183	1,117	3,833	3,203
Advertising and marketing	1,899	2,207	1,572	5,938	4,667
Deposit insurance	2,219	4,102	701	7,818	1,661
State/municipal business and use taxes	558	532	572	1,630	1,712
Real estate operations	2,799	1,805	758	5,227	1,592
Miscellaneous	3,335	3,286	3,650	10,202	11,067
	36,629	36,891	34,000	107,313	102,930
Goodwill write-off	- -	--	- -	- -	50,000
Total other operating expense	36,629	36,891	34,000	107,313	152,930
Income (Loss) before provision (benefit) for income taxes	(11,824)	(26,989)	(2,338)	(54,999)	(51,605)

PROVISION FOR (BENEFIT FROM ) INCOME TAXES	(5,376)	(10,478)	(1,347)	(22,777)	(2,143)
NET INCOME (LOSS)	$(6,448)	$(16,511)	$(991)	$(32,222)	$(49,462)

PREFERRED STOCK DIVIDEND AND DISCOUNT ACCRETION
Preferred stock dividend	1,550	1,550	- -	4,650	- -
Preferred stock discount accretion	373	373	- -	1,119	- -

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(8,371)	$(18,434)	$(991)	$(37,991)	$(49,462)

Earnings (Loss) per share available to common shareholder
Basic	$(0.44)	$(1.04)	$(0.06)	$(2.11)	$(3.09)
Diluted	$(0.44)	$(1.04)	$(0.06)	$(2.11)	$(3.09)
Cumulative dividends declared per common share	$0.01	$0.01	$0.05	$0.03	$0.45

Weighted average common shares outstanding
Basic	19,022,522	17,746,051	16,402,607	17,982,945	16,025,403
Diluted	19,022,522	17,746,051	16,402,607	17,982,945	16,025,403
Common shares repurchased during the period	- -	--	- -	- -	613,903
Common shares issued in connection with exercise of stock options or DRIP	1,507,485	780,906	675,186	2,781,905	653,036

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BANR-Third Quarter 2009 Results
October 20, 2009

FINANCIAL CONDITION
(in thousands except shares and per share data)	Sep 30, 2009	Jun 30, 2009	Sep 30, 2008	Dec 31, 2008

ASSETS
Cash and due from banks	$60,531	$67,339	$80,508	$89,964
Federal funds and interest-bearing deposits	270,623	16,919	403	12,786
Securities - at fair value	167,944	167,476	239,009	203,902
Securities - available for sale	74,527	50,980	- -	53,272
Securities - held to maturity	76,630	77,321	55,389	59,794
Federal Home Loan Bank stock	37,371	37,371	37,371	37,371
Loans receivable:
Held for sale	4,781	8,377	6,085	7,413
Held for portfolio	3,891,413	3,904,704	3,993,094	3,953,995
Allowance for loan losses	(95,183)	(90,694)	(58,846)	(75,197)
	3,801,011	3,822,387	3,940,333	3,886,211

Accrued interest receivable	20,912	18,892	22,799	21,219
Real estate owned held for sale, net	53,576	56,967	10,147	21,782
Property and equipment, net	104,469	103,709	97,958	97,647
Goodwill and other intangibles, net	11,718	12,365	85,513	13,716
Bank-owned life insurance	54,037	53,341	52,500	52,680
Other assets	54,659	47,475	28,329	34,024
	$4,788,008	$4,532,542	$4,650,259	$4,584,368

LIABILITIES
Deposits:
Non-interest-bearing	$546,956	$508,284	$521,927	$509,105
Interest-bearing transaction and savings accounts	1,305,546	1,131,093	1,086,621	1,137,878
Interest-bearing certificates	2,008,673	2,110,466	2,182,318	2,131,867
	3,861,175	3,749,843	3,790,866	3,778,850

Advances from Federal Home Loan Bank at fair value	255,806	115,946	209,243	111,415
Customer repurchase agreements and other borrowings	174,770	158,249	104,496	145,230
Junior subordinated debentures at fair value	47,859	49,563	101,358	61,776

Accrued expenses and other liabilities	28,715	36,652	44,486	40,600
Deferred compensation	12,960	12,815	12,880	13,149
	4,381,285	4,123,068	4,263,329	4,151,020

STOCKHOLDERS' EQUITY
Preferred stock - Series A	117,034	116,661	- -	115,915
Common stock	327,385	322,582	306,741	316,740
Retained earnings (accumulated deficit)	(36,402)	(27,826)	82,377	2,150
Other components of stockholders' equity	(1,294)	(1,943)	(2,188)	(1,457)
	406,723	409,474	386,930	433,348
	$4,788,008	$4,532,542	$4,650,259	$4,584,368

Common Shares Issued:
Shares outstanding at end of period	19,933,943	18,426,458	16,980,468	17,152,038
Less unearned ESOP shares at end of period	240,381	240,381	240,381	240,381
Shares outstanding at end of period excluding unearned ESOP shares	19,693,562	18,186,077	16,740,087	16,911,657

Common stockholders' equity per share (1)	$14.72	$16.10	$23.11	$18.77
Common stockholders' tangible equity per share (1) (2)	$14.13	$15.42	$18.01	$17.96
Tangible common stockholders' equity to tangible assets	5.82%	6.20%	6.60%	6.64%
Consolidated Tier 1 leverage capital ratio	9.66%	9.90%	8.86%	10.32%

(1)	- Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(2)	- Tangible common equity excludes preferred stock, goodwill, core deposit and other intangibles.

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BANR-Third Quarter 2009 Results
October 20, 2009

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Sep 30, 2009		Jun 30, 2009	Sep 30, 2008		Dec 31, 2008
LOANS (including loans held for sale):
Commercial real estate
Owner occupied	$481,698		$476,922	$448,972		$459,446
Investment properties	585,206		572,999	564,947		554,263
Multifamily real estate	152,832		150,168	141,787		151,274
Commercial construction	83,937		90,762	113,342		104,495
Multifamily construction	62,614		56,968	22,236		33,661
One- to four-family construction	277,419		337,368	482,443		420,673
Land and land development
Residential	346,308		359,994	417,041		424,002
Commercial	47,182		43,703	64,480		62,128
Commercial business	678,187		678,273	694,688		679,867
Agricultural business including secured by farmland	225,603		215,339	213,753		204,142
One- to four-family real estate	676,928		653,513	561,043		599,169
Consumer	278,280		277,072	274,447		268,288

Total loans outstanding	$3,896,194		$3,913,081	$3,999,179		$3,961,408

Restructured loans performing under their restructured terms	$55,161		$55,031	$15,514		$23,635

Loans 30 - 89 days past due and on accrual	$21,243		$34,038	$18,587		$61,124

Total delinquent loans (including loans on non-accrual)	$264,531		$259,107	$137,953		$248,469

Total delinquent loans / Total loans outstanding	6.79%		6.62%	3.45%		6.27%

GEOGRAPHIC CONCENTRATION OF LOANS AT
September 30, 2009	Washington		Oregon	Idaho		Other	Total

Commercial real estate
Owner occupied	$380,170		$59,793	$41,735	$	- -	$481,698
Investment properties	423,431		107,090	44,243		10,442	585,206
Multifamily real estate	127,882		12,823	8,800		3,327	152,832
Commercial construction	62,827		13,390	7,720		- -	83,937
Multifamily construction	33,837		28,777	- -		- -	62,614
One- to four-family construction	133,319		129,552	14,548		- -	277,419
Land and land development
Residential	170,345		132,624	43,339		- -	346,308
Commercial	30,400		12,127	4,655		- -	47,182
Commercial business	483,451		94,828	74,621		25,287	678,187
Agricultural business including secured by farmland	105,119		55,488	64,963		33	225,603
One- to four-family real estate	470,912		169,564	33,205		3,247	676,928
Consumer	196,305		64,056	17,418		501	278,280
Total loans outstanding	$2,617,998		$880,112	$355,247		$42,837	$3,896,194

Percent of total loans	67.2%		22.6%	9.1%		1.1%	100.0%

DETAIL OF LAND AND LAND DEVELOPMENT LOANS AT
September 30, 2009	Washington		Oregon	Idaho		Other	Total

Residential
Acquisition & development	$93,883		$91,781	$20,236	$	- -	$205,900
Improved lots	53,187		33,431	2,754		- -	89,372
Unimproved land	23,275		7,412	20,349		- -	51,036
Total residential land and development	$170,345		$132,624	$43,339	$	- -	$346,308
Commercial & industrial
Acquisition & development	$8,975	$	- -	$200	$	- -	$9,175
Improved land	9,906		10,643	- -		- -	20,549
Unimproved land	11,519		1,484	4,455		- -	17,458
Total commercial land and development	$30,400		$12,127	$4,655	$	- -	$47,182

(more)

BANR-Third Quarter 2009 Results
October 20, 2009

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Quarters Ended			Nine Months Ended
CHANGE IN THE	Sep 30, 2009	Jun 30, 2009	Sep 30, 2008	Sep 30, 2009	Sep 30, 2008
ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$90,694	$79,724	$58,570	$75,197	$45,827

Provision	25,000	45,000	8,000	92,000	29,500

Recoveries of loans previously charged off:
Commercial real estate	- -	- -	1,530	- -	1,530
Multifamily real estate	- -	- -	- -	- -	- -
Construction and land	299	266	39	617	48
One- to four-family real estate	21	89	4	112	44
Commercial business	120	249	130	439	390
Agricultural business, including secured by farmland	6	22	610	28	618
Consumer	152	32	44	215	126
	598	658	2,357	1,411	2,756
Loans charged-off:
Commercial real estate	- -	- -	- -	- -	(7)
Multifamily real estate	- -	- -	- -	- -	- -
Construction and land	(16,614)	(27,290)	(7,567)	(56,321)	(13,616)
One- to four-family real estate	(856)	(1,181)	(220)	(3,128)	(411)
Commercial business	(3,060)	(2,438)	(1,889)	(9,292)	(4,439)
Agricultural business, including secured by farmland	- -	(3,186)	(60)	(3,186)	(60)
Consumer	(579)	(593)	(345)	(1,498)	(704)
	(21,109)	(34,688)	(10,081)	(73,425)	(19,237)
Net charge-offs	(20,511)	(34,030)	(7,724)	(72,014)	(16,481)

Balance, end of period	$95,183	$90,694	$58,846	$95,183	$58,846

Net charge-offs / Average loans outstanding	0.53%	0.87%	0.19%	1.83%	0.42%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Sep 30, 2009	Jun 30, 2009	Sep 30, 2008	Dec 31, 2008
Specific or allocated loss allowance
Commercial real estate	$7,580	$5,333	$2,789	$4,199
Multifamily real estate	89	83	103	87
Construction and land	49,829	55,585	21,932	38,253
One- to four-family real estate	2,304	1,333	511	752
Commercial business	20,906	19,474	23,085	16,533
Agricultural business, including secured by farmland	1,540	1,323	1,097	530
Consumer	1,758	1,540	2,935	1,730

Total allocated	84,006	84,671	52,452	62,084

Estimated allowance for undisbursed commitments	2,202	1,976	1,060	1,108
Unallocated	8,975	4,047	5,334	12,005

Total allowance for loan losses	$95,183	$90,694	$58,846	$75,197

Allowance for loan losses / Total loans outstanding	2.44%	2.32%	1.47%	1.90%

(more)

BANR-Third Quarter 2009 Results
October 20, 2009

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Sep 30, 2009	Jun 30, 2009	Sep 30, 2008		Dec 31, 2008

NON-PERFORMING ASSETS

Loans on non-accrual status
Secured by real estate:
Commercial	$8,073	$7,244	$6,368		$12,879
Multifamily	- -	- -	- -		- -
Construction and land	193,281	180,989	98,108		154,823
One- to four-family	18,107	15,167	6,583		8,649
Commercial business	15,070	12,339	6,905		8,617
Agricultural business, including secured by farmland	5,868	7,478	265		1,880
Consumer	- -	227	427		130
	240,399	223,444	118,656		186,978

Loans more than 90 days delinquent, still on accrual
Secured by real estate:
Commercial	- -	- -	- -		- -
Multifamily	- -	- -	- -		- -
Construction and land	2,090	603	- -		- -
One- to four-family	690	624	635		124
Commercial business	- -	209	- -		- -
Agricultural business, including secured by farmland	- -	- -	- -		- -
Consumer	109	189	75		243
	2,889	1,625	710		367
Total non-performing loans	243,288	225,069	119,366		187,345
Securities on non-accrual at fair value	1,236	- -	- -		- -
Real estate owned (REO) / Repossessed assets	53,765	57,197	10,153		21,886
Total non-performing assets	$298,289	$282,266	$129,519		$209,231

Total non-performing assets / Total assets	6.23%	6.23%	2.79%		4.56%

DETAIL & GEOGRAPHIC CONCENTRATION OF
NON-PERFORMING ASSETS AT
September 30, 2009	Washington	Oregon	Idaho		Other	Total
Secured by real estate:
Commercial	$7,136	$787	$150	$	- -	$8,073
Multifamily	- -	- -	- -		- -	- -
Construction and land
One- to four-family construction	29,562	29,816	9,186		- -	68,564
Residential land acquisition & development	31,480	36,222	10,097		- -	77,799
Residential land improved lots	12,068	6,549	1,423		- -	20,040
Residential land unimproved	9,188	421	2,221		- -	11,830
Commercial land acquisition & development	- -	- -	- -		- -	- -
Commercial land improved	- -	10,656	- -		- -	10,656
Commercial land unimproved	4,382	- -	2,100		- -	6,482
Total construction and land	86,680	83,664	25,027		- -	195,371
One- to four-family	9,750	3,055	4,816		1,176	18,797
Commercial business	13,000	631	1,439		- -	15,070
Agricultural business, including secured by farmland	- -	253	5,615		- -	5,868
Consumer	109	- -	- -		- -	109
Total non-performing loans	116,675	88,390	37,047		1,176	243,288
Securities on non-accrual	- -	- -	- -		1,236	1,236
Real estate owned (REO) and repossessed assets	40,312	9,025	4,428		- -	53,765
Total non-performing assets at end of the period	$156,987	$97,415	$41,475		$2,412	$298,289

(more)

BANR-Third Quarter 2009 Results
October 20, 2009

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSITS & OTHER BORROWINGS
	Sep 30, 2009	Jun 30, 2009	Sep 30, 2008	Dec 31, 2008
BREAKDOWN OF DEPOSITS

Non-interest-bearing	$546,956	$508,284	$521,927	$509,105

Interest-bearing checking	329,820	312,024	373,496	378,952
Regular savings accounts	521,663	499,447	519,285	474,885
Money market accounts	454,063	319,622	193,840	284,041

Interest-bearing transaction & savings accounts	1,305,546	1,131,093	1,086,621	1,137,878

Interest-bearing certificates	2,008,673	2,110,466	2,182,318	2,131,867

Total deposits	$3,861,175	$3,749,843	$3,790,866	$3,778,850

INCLUDED IN TOTAL DEPOSITS

Public transaction accounts	$44,645	$48,644	$100,776	$117,402
Public interest-bearing certificates	98,906	134,213	295,432	221,915

Total public deposits	$143,551	$182,857	$396,208	$339,317

Total brokered deposits	$186,087	$247,514	$243,723	$268,458

INCLUDED IN OTHER BORROWINGS
Customer repurchase agreements / "Sweep accounts"	$124,795	$108,277	$103,496	$145,230

GEOGRAPHIC CONCENTRATION OF DEPOSITS AT
September 30, 2009	Washington	Oregon	Idaho	Total

	$2,998,259	$599,166	$263,750	$3,861,175

			Minimum for Capital Adequacy
REGULATORY CAPITAL RATIOS AT		Actual	or "Well Capitalized"
September 30, 2009	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated
Total capital to risk-weighted assets	$491,587	12.54%	$313,651	8.00%
Tier 1 capital to risk-weighted assets	442,009	11.27%	156,826	4.00%
Tier 1 leverage capital to average assets	442,009	9.66%	183,122	4.00%

Banner Bank
Total capital to risk-weighted assets	449,907	12.02%	374,243	10.00%
Tier 1 capital to risk-weighted assets	402,549	10.76%	224,546	6.00%
Tier 1 leverage capital to average assets	402,549	9.18%	219,310	5.00%

Islanders Bank
Total capital to risk-weighted assets	25,899	12.93%	20,028	10.00%
Tier 1 capital to risk-weighted assets	24,259	12.11%	12,017	6.00%
Tier 1 leverage capital to average assets	24,259	11.31%	10,727	5.00%

(more)

BANR-Third Quarter 2009 Results
October 20, 2009

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
	Quarters Ended			Nine Months Ended

OPERATING PERFORMANCE	Sep 30, 2009	Jun 30, 2009	Sep 30, 2008	Sep 30, 2009	Sep 30, 2008

Average loans	$3,905,763	$3,925,196	$4,001,999	$3,924,487	$3,917,155
Average securities and deposits	461,360	394,244	342,153	419,924	330,474
Average non-interest-earning assets	219,780	199,981	296,572	204,414	334,733

Total average assets	$4,586,903	$4,519,421	$4,640,724	$4,548,825	$4,582,362

Average deposits	$3,821,065	$3,679,653	$3,810,718	$3,731,782	$3,712,530
Average borrowings	377,976	429,708	415,517	408,111	415,453
Average non-interest-bearing liabilities	(25,527)	(18,421)	25,506	(17,357)	31,967

Total average liabilities	4,173,514	4,090,940	4,251,741	4,122,536	4,159,950

Total average stockholders' equity	413,389	428,481	388,983	426,289	422,412

Total average liabilities and equity	$4,586,903	$4,519,421	$4,640,724	$4,548,825	$4,582,362

Interest rate yield on loans	5.71%	5.67%	6.38%	5.72%	6.70%
Interest rate yield on securities and deposits	2.92%	3.72%	4.45%	3.52%	4.71%

Interest rate yield on interest-earning assets	5.41%	5.49%	6.23%	5.51%	6.54%

Interest rate expense on deposits	2.16%	2.36%	2.80%	2.35%	3.04%
Interest rate expense on borrowings	2.52%	2.42%	3.41%	2.38%	3.72%

Interest rate expense on interest-bearing liabilities	2.19%	2.37%	2.86%	2.35%	3.11%

Interest rate spread	3.22%	3.12%	3.37%	3.16%	3.43%

Net interest margin	3.30%	3.24%	3.45%	3.27%	3.52%

Other operating income / Average assets	1.16%	1.77%	0.17%	1.12%	0.55%

Other operating income (loss) EXCLUDING change in valuation of
financial instruments carried at fair value / Average assets (1)	0.76%	0.79%	0.69%	0.75%	0.68%

Other operating expense / Average assets	3.17%	3.27%	2.91%	3.15%	4.46%

Other operating expense EXCLUDING goodwill write-off / Average assets (1)	3.17%	3.27%	2.91%	3.15%	3.00%

Efficiency ratio (other operating expense / revenue)	73.54%	67.19%	85.72%	74.36%	116.90%

Return (Loss) on average assets	(0.56%)	(1.47%)	(0.08%)	(0.95%)	(1.44%)

Return (Loss) on average equity	(6.19%)	(15.46%)	(1.01%)	(10.11%)	(15.64%)

Return (Loss) on average tangible equity (2)	(6.37%)	(15.93%)	(1.30%)	(10.42%)	(21.82%)

Average equity / Average assets	9.01%	9.48%	8.38%	9.37%	9.22%

(1)	- Earnings information excluding the fair value adjustments and goodwill impairment charge (alternately referred to as operating income (loss) from core operations and expenses from core operations) represent non-GAAP (Generally Accepted
Accounting Principles) financial measures.

(2)	- Average tangible equity excludes goodwill, core deposit and other intangibles.